EXHIBIT 10.5
                                    EXHIBIT C

                                 PROMISSORY NOTE


         In consideration of, and in connection with, the Settlement Agreement and Mutual Release entered into as of September 30, 1998, by and among plaintiff Exogen Inc., ("Exogen") and defendants, Pilla Consulting, Inc., ("Consulting") and Arthur A. Pilla, ("Pilla") Arthur A. Pilla as Third Party Plaintiff against the Third Party Defendants, Interpore International, ("Interpore") and Interpore Orthopaedics ("IOI"), (the "Settlement Agreement"), the undersigned, Exogen, whose current business address is 10 Constitution Avenue, P.O. Box 6860, Piscataway, NJ 08855, promises to pay to the order of Consulting, the principal amount of Seventy Six Thousand Three Hundred Sixty Four Dollars and Twenty One Cents ($76,364.21) in installments, as set forth in Schedule 1 attached hereto, and made a part hereof. All payments shall be made to Pilla Consulting, Inc., care of 133 Heights Road, Ridgewood, New Jersey 07450, or at such other address as designated by Consulting in writing to Exogen.

 UNCONDITIONAL RIGHT TO PAYMENT

         The obligation of Exogen to pay each and every installment under this Promissory Note is unconditional and irrevocable and the right of Consulting to receive each and every payment hereunder is uncontestable.

         Exogen shall not have any right of offset with respect to any payments due hereunder and Exogen hereby waives any defenses or counterclaims which would result in a right of offset.

EVENTS OF DEFAULT

         The occurrence of any of the following events shall be considered a default in the obligations under this Promissory Note ("Events of Default"):

         (a) Failure to timely pay any installment set forth on Schedule 1 annexed hereto. Subject to paragraph 5 of the Settlement Agreement, a payment shall be timely if received by Consulting on or before the due date set forth in Schedule 1; or

         (b) Failure by Exogen to observe or perform any of the covenants or agreements in the Settlement Agreement; or

         (c) A decree or order by a court adjudging Exogen bankrupt or insolvent, or approving, as properly filed, a petition seeking reorganization of Exogen's affairs under the federal bankruptcy code or any other similar federal, state or foreign law, which is not dismissed within 60 days of filing; or

         (d) A decree or order of a court for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency for Exogen, or for the winding-up or liquidation of the affairs of Exogen; or

         (e) Exogen institutes proceedings to be adjudicated a voluntary bankrupt or consents to the institution of a bankruptcy proceedings or files a petition or answer or consent seeking reorganization or rearrangement with creditors under any federal or a state or foreign bankruptcy act or any other similar federal or state law or

         (f) Exogen makes an assignment for the benefit of creditors or admits in writing an inability to pay debts generally as they become due; or

         (g) The agreement by Exogen to any merger, buy-out, acquisition, asset sale transaction or other corporate event resulting in a change of control which is not conditioned upon the acquiring entity assuming Exogen's obligations under this Promissory Note.

         Upon the occurrence of any of the above events of default, and upon ten
(10) days written notice to Exogen in accordance with paragraph 5 of the Settlement Agreement, all payments set forth on Schedule 1, which have not yet been made, shall become immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived, anything in this Promissory Note to the contrary notwithstanding. Upon the expiration of the ten (10) day notice period, Consulting shall have the right to institute an action against Exogen for all payments set forth on Schedule 1, which have not yet been made, with interest thereon at the rate of 9% per annum from the date of commencement of the action. Exogen shall be liable for and pay any and all attorneys' fees incurred by Consulting in such an action.

PREPAYMENTS

         Exogen shall have the right to pre-pay the unpaid balance of this Promissory Note without penalty upon 10 days written notice to Consulting.

MERGER OR CONSOLIDATION

         The obligations of Exogen hereunder shall extend to, and be binding upon, each of its successors, assigns, any corporation of which it owns more than 50% of the voting stock, and the transferee of all, or substantially all, of Exogen's assets.

Dated: September 30, 1998

                               EXOGEN, INC.



                               By:     /s/  RICHARD H. REISNER
                                       -----------------------
                               Name:   Richard H. Reisner
                               Title: Vice President and Chief Financial Officer